Exhibit 99.1

StoneMor Partners L.P. Announces 2014 Fourth Quarter and Full Year Financial Results

LEVITTOWN, PA., March 13, 2015 —StoneMor Partners L.P. (NYSE: STON) (“StoneMor”) announced its results of operations for the three months and full year ended December 31, 2014.

Larry Miller, StoneMor’s President and CEO commented, “We are very pleased with StoneMor’s performance in 2014. Not only did we generate record revenues, both GAAP and Production-based (non-GAAP), but the year itself was transformative. Driving this transformation were the two previously announced large transactions with Service Corporation International and the Archdiocese of Philadelphia as well as the large financial commitment from a private investment fund. These three events significantly expanded our growth potential by raising our profile in the four vibrant markets of Florida, North Carolina, Pennsylvania and Virginia and by giving us the financial flexibility to consider similar transactions in the future should the opportunity arise.

“Our quarterly returns reflected solid gains in pre-need cemetery revenues which rose 29.5% (GAAP) compared to the prior year period, at-need cemetery revenues which rose 23.5% (GAAP) and funeral home revenues which rose 5.9% (GAAP), helping to drive a strong increase in operating profit. Excluding the impact of non-recurring items, the comparisons of our adjusted operating profits (non-GAAP), cash flow (GAAP) and distributable cash flow (non-GAAP) were favorable. As we look beyond the impact of one-time items such as legal settlements in 2013, higher than normal investment income in 2013, a large payment to reduce accounts payable in 2014, etc., and examine the ongoing performance of our business, we are very much where we expected to be at this point,” said Miller.

Quarterly Financial Highlights

•	Revenues (GAAP) for the three months ended December 31, 2014 were $74.0 million compared to $63.1 million for the three months ended December 31, 2013, a 17.3% increase.

•	Production-based revenues (non-GAAP) for the three months ended December 31, 2014 were $92.7 million compared to $86.2 million for the three months ended December 31, 2013, a 7.6% increase.

•	Operating profits (GAAP) for the three months ended December 31, 2014 were $2.9 million compared to $1.9 million in the prior year period, a 51.1% increase.

•

Adjusted operating profits (non-GAAP) for the three months ended December 31, 2014 were $16.3 million compared to $20.6 million in the same period last year, a decrease of $4.3 million. During the fourth quarter of 2013, we recognized $17.6 million in investment income from our trusts, $9.0 million more than the $8.6 million we recognized in the fourth quarter of 2014. This was due to the inherent irregularity in the timing of income realized in the trusts. Had this irregular income not occurred in 2013, our operating profit would have increased by $4.6 million, or 40%.

•	Cash flows (GAAP) used in operations for the three month period ended December 31, 2014 were $3.8 million compared to $1.8 million used in operations in the prior year period. Operating cash flows were impacted during the quarter by a $9.6 million use of cash to reduce accounts payable compared to $0.8 million used in the prior year period. The increase in the use of cash was also attributable to the ongoing impact of expenses incurred in connection with the build-out of the pre-need sales program at the Archdiocese of Philadelphia.

•	Distributable free cash flow (non-GAAP) for the three-month period ended December 31, 2014 decreased to $11.7 million from $19.0 million for the same period last year. The decline was primarily due to the recognition of $17.6 million in investment income from our trusts in the fourth quarter of 2013 compared to the $8.6 million we recognized in the fourth quarter of 2014, a $9 million difference.

•	Backlog increased by $13.8 million to $543.3 million in the period ended December 31, 2014 from September 30, 2014.

•	Cash, accounts receivable and merchandise trusts, net of merchandise liabilities reached $497.1 million at December 31, 2014.

•	Net loss (GAAP) for the three months ended December 31, 2014 was $7.8 million, as compared to a net loss of $3.5 million in the prior-year period.

“As with our quarterly comparisons, our year-over-year comparisons were impacted by a combination of one-time items as well as the ongoing expenses associated with the build-out of pre-need sales programs at the Archdiocese of Philadelphia. Nevertheless, as we look at the overall performance for the company, normalizing revenue and taking into account the various one-time items, we had a tremendous year and are very well positioned for the future.”

Full Year Financial Highlights

•	Reaffirms intention to increase distributions by at least $.01 per unit each quarter through 2015.

•	Revenues (GAAP) and production-based revenues (non-GAAP) reached record levels for the year ended December 31, 2014.

•	Revenues (GAAP) for the year ended December 31, 2014 were $288.1 million compared to $246.6 million for the year ended December 31, 2013, a 16.8% increase.

•	Production-based revenues (non-GAAP) for the year ended December 31, 2014 were $357.0 million compared to $326.6 million in the prior year, a 9.3% increase.

•	Operating profits (GAAP) were $13.9 million in 2014 compared to $6.4 million in the prior year period, a 117% increase.

•

Adjusted operating profits (non-GAAP) were $66.7 million in 2014, compared to $67.2 million in 2013. Contributing to this comparison was investment income from trusts in 2013 which was approximately $2.6 million greater than 2014. Additionally, two one-time items impacted 2014 full year results, namely a $2.8 million increase in net-costs pertaining to legal settlements and approximately $1.0 million in additional payroll processing fees. Absent these non-recurring items, adjusted operating profit for 2014 increased $5.9 million over 2013.

•	Operating cash flows (GAAP) in 2014 were $19.4 million compared to $35.1 million in 2013. The year over year comparison was mostly due to the previously disclosed one-time impact on cash flows of $11.9 million received from a legal settlement in 2013. Excluding the settlement, the decline in operating cash flows from 2013 to 2014 were $3.8 million. This much smaller decline can largely be attributed to the ongoing impact of expenses incurred in connection with the build-out of the pre-need sales program at the Archdiocese of Philadelphia.

•	Distributable free cash flow (non-GAAP) in 2014 was $61.3 million compared to $76.0 million in 2013. The decline was primarily due to the impact of the $11.9 million settlement which contributed to cash flows in 2013 as well as investment returns which were approximately $2.6 million greater than in 2014. Distributable free cash flow for 2014 was impacted by $2.8 million in added costs related to legal settlements as well as approximately $1.0 million in additional payroll processing fees. Absent these one-time items, the distributable free cash flow for 2014 was $65.1 million compared to $61.5 million in 2013, a $3.6 million increase.

•	Backlog rose to $543.3 million in 2014, compared to $481.0 million in 2013, a $62.3 million increase.

•	Net loss (GAAP) for 2014 was $10.8 million, compared to a net loss of $19.0 million in 2013.

“We continue to build up our newly created insurance division and while the results are not yet material, we have high hopes for the eventual contributions from that business,” said Miller. “Our backlog continues to grow and cash, accounts receivable and merchandise trusts minus merchandise trust liability reached $497.1 million, reflecting a company with a very strong financial foundation. We also raised our distribution three times during the year.”

The Company reports its financial results in accordance with U.S. GAAP. However, management believes that certain non-GAAP financial measures used in managing the business may provide investors with additional information regarding underlying trends and ongoing results on a comparable basis. Specifically, management believes that production-based revenues and adjusted operating profit allow the investor to gain insight into the current operating performance of the Company. Please see the section of this press release “Non-GAAP Financial Measures” to view the reconciliation tables. Non-GAAP financial measures used by the Company should not be considered as alternatives to GAAP financial measures, and you should not consider such non-GAAP financial measures in isolation or as a substitute for an analysis of the Company’s results as reported under U.S. GAAP. Certain 2013 information has been adjusted to include the effects of retrospective adjustments resulting from the Company’s 2013 first quarter acquisition.

Investor Conference Call and Webcast

StoneMor will conduct a conference call to discuss 2014 results today, Friday, March 13, 2015 at 10:00 a.m. ET. The conference call can be accessed by calling (800) 738-1032. An audio replay of the conference call will be available by calling (800) 633-8284 through 12:00 p.m. ET on March 27, 2015. The reservation number for the audio replay is 21762581. A live webcast of the conference call will also be available to investors who may access the call through the investors section of www.stonemor.com. An audio replay of the conference call will also be archived on StoneMor’s website at www.stonemor.com. Additional detailed financial, statistical and business-related information is included in a financial supplement. The earnings release and the financial supplement are available at www.stonemor.com

About StoneMor Partners L.P.

StoneMor Partners L.P., headquartered in Levittown, Pennsylvania, is an owner and operator of cemeteries and funeral homes in the United States, with 303 cemeteries and 98 funeral homes in 28 states and Puerto Rico. StoneMor is the only publicly traded death care company structured as a partnership. StoneMor’s cemetery products and services, which are sold on both a pre-need (before death) and at-need (at death) basis, include: burial lots, lawn and mausoleum crypts, burial vaults, caskets, memorials, and all services which provide for the installation of this merchandise. For additional information about StoneMor Partners L.P., please visit StoneMor’s website, and the investors section, at http://www.stonemor.com.

Forward-Looking Statements

Certain statements contained in this press release, including, but not limited to, information regarding the status and progress of our operating activities, the plans and objectives of our management, assumptions regarding our future performance and plans, and any financial guidance or guidance related to our future distributions are forward-looking statements.

Generally, the words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend (including, but not limited to our intent to maintain or increase our distributions),” “project,” “expect,” “predict” and similar expressions identify these forward-looking statements.

These forward-looking statements are made subject to certain risks and uncertainties that could cause actual results to differ materially from those stated or implied. Our major risk is related to uncertainties associated with the cash flow from our pre-need and at-need sales, our trusts, and financings, which may impact our ability to meet our financial projections, our ability to service our debt and pay distributions, and our ability to increase our distributions.

Our additional risks and uncertainties, include, but are not limited to, the following: uncertainties associated with future revenue and revenue growth; uncertainties associated with the integration or anticipated benefits of our recent acquisitions or any future acquisitions; our ability to complete and fund additional acquisitions; the effect of economic downturns; the impact of our significant leverage on our operating plans; the decline in the fair value of certain equity and debt securities held in our trusts; our ability to attract, train and retain an adequate number of sales people; uncertainties associated with the volume and timing of pre-need sales of cemetery services and products; increased use of cremation; changes in the death rate; changes in the political or regulatory environments, including potential changes in tax accounting and trusting policies; our ability to successfully implement a strategic plan relating to achieving operating improvements, strong cash flows and further deleveraging; our ability to successfully compete in the cemetery and funeral home industry; litigation or legal proceedings that could expose us to significant liabilities and damage our reputation; the effects of cyber security attacks due to our significant reliance on information technology; uncertainties relating to the financial condition of third-party insurance companies that fund our pre-need funeral contracts; and various other uncertainties associated with the death care industry and our operations in particular.

When considering forward-looking statements, you should keep in mind the risk factors and other cautionary statements set forth in our Annual Report on Form 10-K and our other reports filed with the SEC. Except as required under applicable law, we assume no obligation to update or revise any forward-looking statements made herein or any other forward-looking statements made by us, whether as a result of new information, future events or otherwise.

Contact:	John McNamara
(215) 826-2800

Non-GAAP Financial Measures

Production Based Revenue

We present production based revenue because management believes it provides for a useful measure of both the value of contracts written and investment and other income generated during a given period and is a critical component of adjusted operating profit.

Production based revenue is a non-GAAP financial measure that may not be consistent with other similar non-GAAP financial measures presented by other publicly traded companies.

Adjusted Operating Profit

We present Adjusted Operating Profit because management believes it provides for a useful measure of economic value added by presenting an effective matching of the value of current and future revenue sources generated within a given period to the cost of producing such revenue and managing our day to day operations within that same period. It is a significant measure that we believe is an indicator of eventual profit generated within a given period of time.

Adjusted Operating Profit is a non-GAAP financial measure that may not be consistent with other similar non-GAAP financial measures presented by other publicly traded companies.

Adjusted Operating Cash Generated

We present adjusted operating cash generated revenue because management believes it provides for a useful measure of the amount of cash generated that is available to make capital expenditures and partner distributions once all cash flow timing issues have been settled.

Adjusted operating cash generated is a non-GAAP financial measure that may not be consistent with other similar non-GAAP financial measures presented by other publicly traded companies.

Distributable Free Cash Flow

We present Distributable Free Cash Flow because management believes this information is a useful adjunct to Net Cash Provided by (Used in) Operating Activities under GAAP. Distributable Free Cash Flow is a significant liquidity metric that we believe is an indicator of our ability to generate cash flow during any quarter at a level sufficient to pay the quarterly distribution to the holders of our common units and for other purposes, such as repaying debt and expanding through strategic investments.

Distributable Free Cash Flow is similar to quantitative standards of free cash flow used throughout the deathcare industry and to quantitative standards of distributable cash flow used throughout the investment community with respect to publicly traded partnerships, but is not intended to be a prediction of the future. However, our calculation of distributable free cash flow may not be consistent with calculations of free cash flow, distributable cash flow or other similarly titled measures of other companies. Distributable Free Cash Flow should not be used as a substitute for the GAAP measure of cash flows from operating, investing, or financing activities.

Production Based Partners’ Capital

We present production based partners’ capital as a means to provide better insight into the value that our activities contribute to the enterprise. Because a portion of our revenues and direct selling expenses are captured on our balance sheet until we deliver the underlying goods or services, we believe that by including these items in our view of partners’ capital, we gain better insight into the value creation.

Backlog

We define backlog as deferred cemetery revenues and investment income less deferred selling and obtaining costs. It does not include deferred unrealized gains and losses on merchandise trust assets.

Reconciliation of Production Based Revenue (non-GAAP) and Adjusted Operating

Profit (non-GAAP) to Revenue (GAAP) and Operating Profit (GAAP)

	Three months ended			Three months ended
	December 31, 2014			December 31, 2013
	(in thousands)			(in thousands)
	Segment			Segment			Change in	Change in
	Results	GAAP	GAAP	Results	GAAP	GAAP	GAAP results	GAAP results
	(non-GAAP)	Adjustments	Results	(non-GAAP)	Adjustments	Results	($)	(%)
Revenues
Pre-need cemetery revenues	$41,052	$(13,514)	$27,538	$32,474	$(11,201)	$21,273	$6,265	29.5%
At-need cemetery revenues	25,020	(1,173)	23,847	19,613	(309)	19,304	4,543	23.5%
Investment income from trusts	8,687	(2,213)	6,474	17,648	(10,266)	7,382	(908)	-12.3%
Interest income	1,780	—	1,780	1,717	—	1,717	63	3.7%
Funeral home revenues	14,974	(1,752)	13,222	13,904	(1,416)	12,488	734	5.9%
Other cemetery revenues	1,206	(76)	1,130	853	51	904	226	25.0%

Total revenues	92,719	(18,728)	73,991	86,209	(23,141)	63,068	10,923	17.3%

Costs and expenses

Cost of goods sold	10,535	(2,099)	8,436	8,541	(1,786)	6,755	1,681	24.9%
Cemetery expense	17,126	—	17,126	14,866	—	14,866	2,260	15.2%
Selling expense	15,771	(3,038)	12,733	15,233	(2,535)	12,698	35	0.3%
General and administrative expense	8,777	—	8,777	8,491	—	8,491	286	3.4%
Corporate overhead	10,060	—	10,060	7,218	—	7,218	2,842	39.4%
Depreciation and amortization	3,088	—	3,088	2,389	—	2,389	699	29.3%
Funeral home expense	10,883	(254)	10,629	8,737	(164)	8,573	2,056	24.0%
Acquisition related costs, net of recoveries	229	—	229	150	—	150	79	52.7%

Total costs and expenses	76,469	(5,391)	71,078	65,625	(4,485)	61,140	9,938	16.3%

Operating profit	$16,250	$(13,337)	$2,913	$20,584	$(18,656)	$1,928	$985	51.1%

	Year ended			Year ended
	December 31, 2014			December 31, 2013
	(in thousands)			(in thousands)
	Segment Results (non-GAAP)	GAAP Adjustments	GAAP Results	Segment Results (non-GAAP)	GAAP Adjustments	GAAP Results	Change in GAAP results ($)	Change in GAAP results (%)
Revenues
Pre-need cemetery revenues	$145,607	$(40,471)	$105,136	$134,857	$(43,714)	$91,143	$13,993	15.4%
At-need cemetery revenues	92,724	(559)	92,165	80,000	(4,568)	75,432	16,733	22.2%
Investment income from trusts	47,912	(21,742)	26,170	50,564	(26,158)	24,406	1,764	7.2%
Interest income	7,628	—	7,628	6,926	—	6,926	702	10.1%
Funeral home revenues	55,751	(7,065)	48,686	50,808	(5,853)	44,955	3,731	8.3%
Other cemetery revenues	7,369	931	8,300	3,445	334	3,779	4,521	119.6%

Total revenues	356,991	(68,906)	288,085	326,600	(79,959)	246,641	41,444	16.8%

Costs and expenses

Cost of goods sold	39,842	(6,190)	33,652	35,382	(7,523)	27,859	5,793	20.8%
Cemetery expense	64,672	—	64,672	57,566	—	57,566	7,106	12.3%
Selling expense	64,175	(8,898)	55,277	58,782	(10,950)	47,832	7,445	15.6%
General and administrative expense	35,110	—	35,110	31,873	—	31,873	3,237	10.2%
Corporate overhead	32,454	—	32,454	28,875	—	28,875	3,579	12.4%
Depreciation and amortization	11,081	—	11,081	9,548	—	9,548	1,533	16.1%
Funeral home expense	40,696	(986)	39,710	36,319	(665)	35,654	4,056	11.4%
Acquisition related costs, net of recoveries	2,269	—	2,269	1,051	—	1,051	1,218	115.9%

Total costs and expenses	290,299	(16,074)	274,225	259,396	(19,138)	240,258	33,967	14.1%

Operating profit	$66,692	$(52,832)	$13,860	$67,204	$(60,821)	$6,383	$7,477	117.1%

The tables above analyze our results of operations and the changes therein for the three months and twelve months ended December 31, 2014, as compared to the same periods last year. The tables are structured so that our readers can determine whether changes were based upon changes in the level of merchandise and services and other revenues generated during the periods and/ or changes in the timing when merchandise and services were delivered.

Critical Financial Measures

	Three months ended		Year ended
	December 31,		December 31,
	2014	2013	2014	2013
	(in thousands)		(in thousands)
Total revenues (a)	$73,991	$63,068	$288,085	$246,641
Production based revenue consisting of the total value of cemetery contracts written, funeral home revenues and investment and other income (b)	92,719	86,209	356,991	326,600

Operating profit (a)	2,913	1,928	13,860	6,383
Adjusted operating profit (b)	16,250	20,584	66,692	67,204

Net income (loss) (a)	(7,796)	(3,539)	(10,773)	(19,032)

Operating cash flows (a)	(3,790)	(1,819)	19,448	35,077
Adjusted operating cash generated (b)	13,471	20,437	67,436	81,939
Distributable free cash flow generated (b)	$11,732	$18,967	$61,307	$76,004

	As of	As of
	December 31, 2014	December 31, 2013
Distribution coverage quarters (b)	8.10	7.65

(a)	This is a GAAP financial measure.
(b)	This is a non-GAAP financial measure as defined by the Securities and Exchange Commission. Please see the reconciliation to GAAP measures or support calculation within this press release.

Reconciliation of Adjusted Operating Profit (non-GAAP) to Operating Profit (GAAP)

	Three months ended		Year ended
	December 31,		December 31,
	2014	2013	2014	2013
	(in thousands)		(in thousands)
GAAP operating profit	$2,913	$1,928	$13,860	$6,383

Increase in applicable deferred revenues	18,728	23,141	68,906	79,959
Increase in deferred cost of goods sold and selling and obtaining costs	(5,391)	(4,485)	(16,074)	(19,138)

Adjusted operating profit	$16,250	$20,584	$66,692	$67,204

Reconciliation of Production Based Revenues (non-GAAP) to Revenues (GAAP)

	Three months ended December 31,		Increase	Increase
	2014	2013	(Decrease) ($)	(Decrease) (%)
	(in thousands)
Value of pre-need cemetery contracts written	$41,052	$32,474	$8,578	26.4%
Value of at-need cemetery contracts written	25,020	19,613	5,407	27.6%
Investment income from trusts	8,687	17,648	(8,961)	-50.8%
Interest income	1,780	1,717	63	3.7%
Funeral home revenues	14,974	13,904	1,070	7.7%
Other cemetery revenues	1,206	853	353	41.4%

Total production based revenues	92,719	86,209	6,510	7.6%

Less:
Increase in deferred sales revenue and investment income	(18,728)	(23,141)	4,413	-19.1%

Total GAAP revenues	$73,991	$63,068	$10,923	17.3%

	Year ended December 31,		Increase	Increase
	2014	2013	(Decrease) ($)	(Decrease) (%)
	(in thousands)
Value of pre-need cemetery contracts written	$145,607	$134,857	$10,750	8.0%
Value of at-need cemetery contracts written	92,724	80,000	12,724	15.9%
Investment income from trusts	47,912	50,564	(2,652)	-5.2%
Interest income	7,628	6,926	702	10.1%
Funeral home revenues	55,751	50,808	4,943	9.7%
Other cemetery revenues	7,369	3,445	3,924	113.9%

Total production based revenues	356,991	326,600	30,391	9.3%

Less:
Increase in deferred sales revenue and investment income	(68,906)	(79,959)	11,053	-13.8%

Total GAAP revenues	$288,085	$246,641	$41,444	16.8%

Reconciliation of Adjusted Operating Cash Flows (non-GAAP) and Distributable Free

Cash Flow (Non-GAAP) to Operating Cash Flows (GAAP)

	Three months ended December 31,		Year ended December 31,
	2014	2013	2014	2013
	(in thousands)		(in thousands)
GAAP operating cash flows	$(3,790)	$(1,819)	$19,448	$35,077

Add net cash inflows into the merchandise trust	2,281	13,208	28,828	36,919
Add net increase (decrease) in accounts receivable	8,379	6,778	11,337	8,926
Add net decrease (increase) in merchandise liabilities	568	3,324	4,361	3,861

Add net decrease (deduct net increase) in accounts payable and accrued expenses	9,601	752	2,219	(7,588)
Other float related changes	(3,568)	(1,806)	1,243	4,744

Adjusted operating cash flow generated	13,471	20,437	67,436	81,939

Less: maintenance capital expenditures	(1,968)	(1,620)	(8,398)	(6,986)
Plus: growth capital expenditures reclassified as operating expenses and deducted from adjusted operating cash generated (a)	229	150	2,269	1,051

Distributable free cash flow generated (b)	11,732	18,967	61,307	76,004
Cash on hand - beginning of the period	22,175	19,984	12,175	7,946

Distributable cash available for the period	33,907	38,951	73,482	83,950

Partner distributions made	$17,539	$13,400	$62,836	$52,053

(a)	We maintain a credit facility from which to make acquisitions and pay acquisition related costs. We utilize this line for these costs. Accordingly, distributable free cash flow is not negatively impacted by amounts spent on acquisitions that are recorded as expenses.
(b)	Results for the year ended December 31, 2013 include the impact of a legal settlement, which added $11.9 million to distributable free cash flow generated.

Production Based Partners’ Capital

	As of	As of
	December 31, 2014	December 31, 2013
	(in thousands)
Partners’ capital	$208,762	$107,520

Deferred selling and obtaining costs	(97,795)	(87,998)
Deferred cemetery revenues, net	643,408	579,993

Production based partners’ capital	$754,375	$599,515

Selected Net Assets

	As of	As of
	December 31, 2014	December 31, 2013
	(in thousands)
Selected assets:

Cash and cash equivalents	$10,401	$12,175
Accounts receivable, net of allowance	62,503	55,415
Long-term accounts receivable, net of allowance	89,536	78,367
Merchandise trusts, restricted, at fair value	484,820	431,556

Total selected assets	647,260	577,513

Selected liabilities:

Accounts payable and accrued liabilities	35,382	37,269
Accrued interest	1,219	1,512
Current portion, long-term debt	2,251	2,916
Other long-term liabilities	1,292	1,527
Long-term debt	285,378	289,016
Deferred tax liabilities	17,708	12,407
Merchandise liability	150,192	130,412

Total selected liabilities	493,422	475,059

Total selected net assets	$153,838	$102,454

Distribution coverage quarters (a)	8.10	7.65

(a)	This is a measure of the ratio of selected net assets to a quarterly distribution amount. The quarterly distribution amount is calculated by taking the end of the period outstanding common units (29,203,595 at December 31, 2014 and 21,377,102 at December 31, 2013, respectively) and multiplying these units by the declared distributions during the quarters preceding the reporting dates. This total is then added to the distribution due to the General Partner based upon the same variables.

StoneMor Partners L.P.

Consolidated Balance Sheet

(in thousands)

	December 31,	December 31,
	2014	2013
Assets
Current assets:
Cash and cash equivalents	$10,401	$12,175
Accounts receivable, net of allowance	62,503	55,415
Prepaid expenses	4,708	3,622
Other current assets	24,266	22,667

Total current assets	101,878	93,879

Long-term accounts receivable, net of allowance	89,536	78,367
Cemetery property	339,848	316,469
Property and equipment, net of accumulated depreciation	100,391	85,007
Merchandise trusts, restricted, at fair value	484,820	431,556
Perpetual care trusts, restricted, at fair value	345,105	311,771
Deferred financing costs, net of accumulated amortization	9,089	8,308
Deferred selling and obtaining costs	97,795	87,998
Deferred tax assets	40	42
Goodwill	58,836	48,737
Intangible assets	68,990	9,655
Other assets	3,136	2,554

Total assets	$1,699,464	$1,474,343

Liabilities and partners’ capital
Current liabilities:
Accounts payable and accrued liabilities	$35,382	$37,269
Accrued interest	1,219	1,512
Current portion, long-term debt	2,251	2,916

Total current liabilities	38,852	41,697

Other long-term liabilities	1,292	1,527
Obligation for lease and management agreements, net	8,767	—
Long-term debt	285,378	289,016
Deferred cemetery revenues, net	643,408	579,993
Deferred tax liabilities	17,708	12,407
Merchandise liability	150,192	130,412
Perpetual care trust corpus	345,105	311,771

Total liabilities	1,490,702	1,366,823

Commitments and contingencies
Partners’ capital (deficit)
General partner deficit	(5,113)	(2,137)
Common partners, 29,204 and 21,377 units outstanding as of December 31, 2014 and December 31, 2013, respectively	213,875	109,657

Total partners’ capital	208,762	107,520

Total liabilities and partners’ capital	$1,699,464	$1,474,343

See accompanying notes to the Consolidated Financial Statements in the Annual Report to be filed on Form 10-K for the year ended December 31, 2014.

StoneMor Partners L.P.

Consolidated Statement of Operations

(in thousands, except per unit data)

	Three months ended		Year ended
	December 31,		December 31,
	2014	2013	2014	2013
Revenues:
Cemetery
Merchandise	$33,903	$27,087	$132,355	$110,673
Services	14,067	10,632	51,827	44,054
Investment and other	12,799	12,861	55,217	46,959
Funeral home
Merchandise	6,290	5,186	21,060	18,922
Services	6,932	7,302	27,626	26,033

Total revenues	73,991	63,068	288,085	246,641

Costs and expenses:
Cost of goods sold (exclusive of depreciation shown separately below):
Perpetual care	1,757	1,457	6,867	5,656
Merchandise	6,679	5,298	26,785	22,203
Cemetery expense	17,126	14,866	64,672	57,566
Selling expense	12,733	12,698	55,277	47,832
General and administrative expense	8,777	8,491	35,110	31,873
Corporate overhead (including $266 and $332 in unit-based compensation for the three months ended December 31, 2014 and 2013, and $1,068 and $1,370 for the year ended December 31, 2014 and 2013, respectively)	10,060	7,218	32,454	28,875
Depreciation and amortization	3,088	2,389	11,081	9,548
Funeral home expense
Merchandise	1,968	771	6,659	5,569
Services	5,447	4,951	20,470	19,190
Other	3,214	2,851	12,581	10,895
Acquisition related costs, net of recoveries	229	150	2,269	1,051

Total cost and expenses	71,078	61,140	274,225	240,258

Operating profit	2,913	1,928	13,860	6,383

Gain on acquisitions	—	—	412	2,530
Gain on settlement agreement, net	—	—	888	12,261
Gain on sale of other assets	—	—	—	155
Gain on sale of funeral home	—	—	244	—
Loss on early extinguishment of debt	214	—	214	21,595
Loss on impairment of long-lived assets	440	—	440	—
Interest expense	5,620	5,282	21,610	21,070

Net loss before income taxes	(3,361)	(3,354)	(6,860)	(21,336)
Income tax expense (benefit)	4,435	185	3,913	(2,304)

Net loss	$(7,796)	$(3,539)	$(10,773)	$(19,032)

General partner’s interest in net loss for the period	$(106)	$(66)	$(155)	$(350)
Limited partners’ interest in net loss for the period	$(7,690)	$(3,473)	$(10,618)	$(18,682)

Net loss per limited partner unit (basic and diluted)	$(0.26)	$(0.16)	$(0.40)	$(0.89)

Weighted average number of limited partners’ units outstanding (basic and diluted)	29,165	21,368	26,582	20,954
Distributions declared per unit	$.620	$.600	$2.430	$2.385

See accompanying notes to the Consolidated Financial Statements in the Annual Report to be filed on Form 10-K for the year ended December 31, 2014.

StoneMor Partners L.P.

Consolidated Statement of Cash Flows

(in thousands)

	Three months ended December 31,		Year ended December 31,
	2014	2013	2014	2013
Operating activities:
Net loss	$(7,796)	$(3,539)	$(10,773)	$(19,032)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Cost of lots sold	3,110	1,972	10,291	8,019
Depreciation and amortization	3,088	2,389	11,081	9,548
Unit-based compensation	266	332	1,068	1,370
Accretion of debt discounts	812	627	2,939	2,303
Gain on acquisitions	—	—	(412)	(2,530)
Gain on sale of other assets	—	—	—	(155)
Gain on sale of funeral home	—	—	(244)	—
Loss on early extinguishment of debt	214	—	214	21,595
Loss on impairment of long-lived assets	440	—	440	—
Changes in assets and liabilities that provided (used) cash:
Accounts receivable	(8,379)	(6,778)	(11,337)	(8,926)
Allowance for doubtful accounts	(1,666)	1,255	981	92
Merchandise trust fund	(2,281)	(13,208)	(28,828)	(36,919)
Prepaid expenses	1,849	2,136	(1,064)	210
Other current assets	(481)	(1,342)	(1,500)	(5,248)
Other assets	782	(712)	(615)	2,861
Accounts payable and accrued and other liabilities	(9,601)	(752)	(2,219)	7,588
Deferred selling and obtaining costs	(2,942)	(2,797)	(9,797)	(11,681)
Deferred cemetery revenue	15,366	21,527	60,841	72,708
Deferred taxes (net)	3,997	395	2,743	(2,865)
Merchandise liability	(568)	(3,324)	(4,361)	(3,861)

Net cash provided by (used in) operating activities	(3,790)	(1,819)	19,448	35,077

Investing activities:
Cash paid for cemetery property	(1,484)	(1,556)	(6,176)	(5,766)
Purchase of subsidiaries	(2,381)	—	(56,381)	(14,100)
Consideration for lease and management agreements	—	—	(53,000)	—
Proceeds from divestiture of funeral home	—	—	297	—
Cash paid for property and equipment	(1,968)	(1,620)	(8,398)	(6,986)
Proceeds from sales of other assets	—	—	—	155

Net cash used in investing activities	(5,833)	(3,176)	(123,658)	(26,697)

Financing activities:
Cash distributions	(17,539)	(13,400)	(62,836)	(52,053)
Additional borrowings on long-term debt	29,500	32,500	92,865	269,502
Repayments of long-term debt	(11,352)	(21,896)	(98,140)	(239,932)
Proceeds from public offering	—	—	120,345	38,377
Proceeds from issuance of common units	(85)	—	53,152	—
Fees paid related to early extinguishment of debt	—	—	—	(14,920)
Cost of financing activities	(2,675)	(18)	(2,950)	(5,125)

Net cash provided by (used in) financing activities	(2,151)	(2,814)	102,436	(4,151)

Net increase (decrease) in cash and cash equivalents	(11,774)	(7,809)	(1,774)	4,229
Cash and cash equivalents - Beginning of period	22,175	19,984	12,175	7,946

Cash and cash equivalents - End of period	$10,401	$12,175	$10,401	$12,175

Supplemental disclosure of cash flow information:
Cash paid during the period for interest	$8,493	$8,151	$18,796	$18,907
Cash paid during the period for income taxes	$779	$576	$4,315	$3,891

Non-cash investing and financing activities:
Acquisition of assets by financing	$136	$83	$387	$190
Issuance of limited partner units for cemetery acquisition	$—	$—	$—	$3,718
Acquisition of assets by assumption of directly related liability	$—	$—	$8,368	$3,924

See accompanying notes to the Consolidated Financial Statements in the Annual Report to be filed on Form 10-K for the year ended December 31, 2014.